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                                                                    Exhibit 23.1

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 for Transamerica's 1996 Stock Option and Award Plan for the registration of two million shares of common stock, of our report dated January 23, 1998, with respect to the consolidated financial statements and schedules of Transamerica Corporation incorporated by reference in its Annual Report
(Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

San Francisco, California
January 12, 1999